AMENDMENT TO

SCHEDULE A

ADVISORY FEE WAIVER AGREEMENT

THIS SCHEDULE A lists the Funds and their respective Waiver Amounts, as well as the effective date and termination date for each Waiver Amount, established pursuant to the Advisory Fee Waiver Agreement.

		AVG. DAILY NET
	ADVISORY	ASSETS OF THE	EFFECTIVE	TERMINATION
LVIP FUND NAME	FEE WAIVER	FUND	DATE	DATE
Lincoln iShares® Fixed
Income Allocation Fund	0.20%	All Fund assets	May 1, 2020	April 30, 2021

Lincoln iShares® Global
Growth Allocation Fund	0.12%	All Fund assets	May 1, 2020	April 30, 2021

Lincoln iShares® U.S.
Moderate Allocation Fund	0.15%	All Fund assets	May 1, 2020	April 30, 2021

LVIP American Balanced
Allocation Fund	0.05%	All Fund assets	May 1, 2020	April 30, 2021

LVIP American Century
Select Mid Cap Managed	0.005%	All Fund assets	May 1, 2020	April 30, 2021
Volatility Fund
LVIP American Global
Balanced Allocation	0.01%	All Fund assets	May 1, 2020	April 30, 2021
Managed Risk Fund
LVIP American Global
Growth Allocation	0.005%	All Fund assets	May 1, 2020	April 30, 2021
Managed Risk Fund
LVIP American Growth
Allocation Fund	0.05%	All Fund assets	May 1, 2020	April 30, 2021

LVIP American Income
Allocation Fund	0.05%	All Fund assets	May 1, 2020	April 30, 2021

LVIP American
Preservation Fund	0.10%	All Fund assets	May 1, 2020	April 30, 2021

LVIP Baron Growth	0.09%	Up to $250M
Opportunities Fund
	0.14%	$250M-$500M

	0.19%	$500M - $700M	May 1, 2020	April 30, 2021
	0.20%	$700M - $750M

	0.25%	Over $750M

LVIP BlackRock Dividend
Value Managed Volatility	0.115%	First $750M	May 1, 2020	April 30, 2021
Fund	0.155%	Over $750M

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		AVG. DAILY NET
	ADVISORY	ASSETS OF THE	EFFECTIVE	TERMINATION
LVIP FUND NAME	FEE WAIVER	FUND	DATE	DATE
LVIP BlackRock Global
Allocation Managed Risk	0.075%	All Fund assets	May 1, 2020	April 30, 2021
Fund*
LVIP BlackRock Global
Growth ETF Allocation	0.005%	All Fund assets	May 1, 2020	April 30, 2021
Managed Risk Fund
LVIP BlackRock Global	0.02%	First $250M
	0.01%	$250M - $750M	May 1, 2020	April 30, 2021
Real Estate Fund
	0.00%	Over 750M

LVIP BlackRock U.S.
Growth ETF Allocation	0.005%	All Fund assets	May 1, 2020	April 30, 2021
Managed Risk Fund
LVIP Blended Large Cap	0.145%	First $100M
	0.095%	Next $400M
Growth Managed Volatility			May 1, 2020	April 30, 2021
	0.090%	Next $ 1.5B
Fund
	0.085%	Over $ 2B

LVIP Blended Mid Cap
Managed Volatility Fund	0.005%	All Fund assets	May 1, 2020	April 30, 2021

LVIP ClearBridge QS
Select Large Cap Managed	0.005%	All Fund assets	May 1, 2020	April 30, 2021
Volatility Fund
LVIP Delaware Diversified	0.03%	First $2B	May 1, 2020	April 30, 2021
Floating Rate Fund	0.05%	Over $2B

LVIP Dimensional
International Equity	0.045%	All Fund assets	May 1, 2020	April 30, 2021
Managed Volatility Fund

LVIP Dimensional U.S.	0.0075%	First $100M
Core Equity 1 Fund			March 4, 2020	April 30, 2021
	0.0025%	Over $100M

LVIP Dimensional U.S.
Core Equity 2 Fund	0.30%	All Fund assets	March 4, 2020	April 30, 2021

LVIP Dimensional U.S.
Equity Managed Volatility	0.005%	All Fund assets	May 1, 2020	April 30, 2021
Fund

LVIP Dimensional/
Vanguard Total Bond Fund	0.05%	All Fund assets	May 1, 2020	April 30, 2021

LVIP Fidelity Institutional
AM® Select Core Equity	0.625%	All Fund assets	May 1, 2020	April 30, 2021
Managed Volatility Fund*
LVIP Franklin Templeton
Global Equity Managed	0.01%	All Fund assets	May 1, 2020	April 30, 2021
Volatility Fund
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		AVG. DAILY NET
	ADVISORY	ASSETS OF THE	EFFECTIVE	TERMINATION
LVIP FUND NAME	FEE WAIVER	FUND	DATE	DATE
LVIP Franklin Templeton
Multi-Asset Opportunities	0.43%	All Fund assets	May 1, 2020	April 30, 2021
Fund

LVIP Global Aggressive
Growth Allocation	0.005%	All Fund assets	May 1, 2020	April 30, 2021
Managed Risk Fund
LVIP Global Conservative
Allocation Managed Risk	0.01%	All Fund assets	May 1, 2020	April 30, 2021
Fund

LVIP Global Growth
Allocation Managed Risk	0.01%	All Fund assets	May 1, 2020	April 30, 2021
Fund
LVIP Global Income Fund	0.07%	All Fund assets	May 1, 2020	April 30, 2021

LVIP Global Moderate
Allocation Managed Risk	0.015%	All Fund assets	May 1, 2020	April 30, 2021
Fund
LVIP Invesco Select Equity
Income Managed Volatility	0.085%	All Fund assets	May 1, 2019	April 30, 2020
Fund
LVIP JPMorgan High	0.00%	First $150M
Yield Fund			May 1, 2020	April 30, 2021
	0.05%	Over $150M

LVIP JPMorgan Retirement
Income Fund	0.323%	All Fund assets	May 1, 2020	April 30, 2021

LVIP JPMorgan Select Mid
Cap Managed Volatility	0.005%	All Fund assets	May 1, 2020	April 30, 2021
Fund

LVIP MFS International	0.11%	First $400M
Growth Fund			May 1, 2020	April 30, 2021
	0.10%	Over $400M

LVIP MFS International
Equity Managed Volatility	0.655%	All Fund assets	May 1, 2020	April 30, 2021
Fund*
LVIP Multi-Manager
Global Equity Managed	0.01%	All Fund assets	May 1, 2020	April 30, 2021
Volatility Fund

LVIP PIMCO Low	0.05%	Over $500M	May 1, 2020	April 30, 2021
Duration Bond Fund

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		AVG. DAILY NET
	ADVISORY	ASSETS OF THE	EFFECTIVE	TERMINATION
LVIP FUND NAME	FEE WAIVER	FUND	DATE	DATE
LVIP SSGA Global
Tactical Allocation	0.10%	All Fund assets	May 1, 2020	April 30, 2021
Managed Volatility Fund

LVIP SSGA Bond Index	0.08%	Up to $500M
Fund	0.122%	$500-$2B	May 1, 2020	April 30, 2021
	0.152%	Over $2B
LVIP SSGA Developed	0.07%	Up to $50M	May 1, 2020	April 30, 2021
International 150 Fund	0.01%	$50M - $500M

LVIP SSGA Emerging	0.065%	Up to $50M
Markets 100 Fund	0.025%	$50M - $100M	May 1, 2020	April 30, 2021
	0.005%	$100M - $500M

LVIP SSGA International	0.087%	Up to $1B
Index Fund			May 1, 2020	April 30, 2021
	0.135%	Over $1B

LVIP SSGA International
Managed Volatility Fund	0.005%	All Fund assets	May 1, 2020	April 30, 2021

LVIP SSGA Large Cap 100	0.08%	Up to $50M
Fund			May 1, 2020	April 30, 2021
	0.015%	$50M - $500M

LVIP SSGA Large Cap
Managed Volatility Fund	0.005%	All Fund assets	May 1, 2020	April 30, 2021

LVIP SSGA Mid Cap
Index Fund	0.002%	Up to $1B	May 1, 2020	April 30, 2021

LVIP SSGA S&P 500	0.002%	Up to $1B	May 1, 2020	April 30, 2021
Index Fund

LVIP SSGA Small-Cap	0.005%	Up to $500M	May 1, 2020	April 30, 2021
Index Fund

LVIP SSGA Small-Mid
Cap 200 Fund	0.065%	Up to $50M	May 1, 2020	April 30, 2021

LVIP SSGA SMID Cap
Managed Volatility Fund	0.005%	All Fund assets	May 1, 2020	April 30, 2021

		Fund assets < $1B:
LVIP T. Rowe Price	0.00%	Up to $1B
		Fund assets > $1B:	May 1, 2020	April 30, 2021
Growth Stock Fund
	0.025%
		First $1B
	0.0125%	Over $1B

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		AVG. DAILY NET
	ADVISORY	ASSETS OF THE	EFFECTIVE	TERMINATION
LVIP FUND NAME	FEE WAIVER	FUND	DATE	DATE
LVIP T. Rowe Price
Structured Mid-Cap	0.05%	Over $750M	May 1, 2020	April 30, 2021
Growth Fund

LVIP U.S. Aggressive
Growth Allocation	0.015%	All Fund assets	May 1, 2020	April 30, 2021
Managed Risk Fund
LVIP U.S. Growth
Allocation Managed Risk	0.01%	All Fund assets	May 1, 2020	April 30, 2021
Fund
LVIP Vanguard Domestic		All Fund assets	May 1, 2020	April 30, 2021
Equity ETF Fund	0.05%

LVIP Vanguard		All Fund assets
International Equity ETF	0.05%		May 1, 2020	April 30, 2021
Fund

LVIP Wellington Capital	0.05%	First $100M
	0.00%	Next $150M	May 1, 2020	April 30, 2021
Growth Fund	0.025%	Next $ 250M

	0.05%	Over $ 500M
LVIP Wellington Mid Cap	0.115%	First $100M	May 1, 2020	April 30, 2021
Value Fund
	0.075%	Over $100M

*The Waiver Amount shall renew automatically for one-year terms unless the Trust and LIA mutually agree to the termination at least 10 days prior to the end of the then current term.

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The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of April 6, 2020, and effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS	LINCOLN VARIABLE INSURANCE
CORPORATION	PRODUCTS TRUST, on behalf of each of its Funds
listed on Schedule A
By: /s/ Jayson R. Bronchetti	By: /s/ William P. Flory, Jr.
Name: Jayson R. Bronchetti	Name: William P. Flory, Jr.
Title: President	Title: Vice President & Chief Accounting Officer

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